THIRD MODIFICATION AGREEMENT
Unsecured Loan

THIS THIRD MODIFICATION AGREEMENT (“Agreement”) is dated as of August 2, 2005, by and between the Lenders (as defined in the Loan Agreement) and other financial institutions that either now or in the future are parties hereto (collectively, the “Lenders” and each individually, a “Lender”), Wells Fargo Bank, National Association, as agent and representative for the Lenders (“Agent”), and PS BUSINESS PARKS, L.P., a California limited partnership (“Borrower”). The Lenders and the Agent are collectively referred to herein as the “Lender Parties”.

RECITALS

A.	Pursuant to the terms of an amended and restated revolving credit agreement between Borrower and the Lender Parties dated October 29, 2002 (“Loan Agreement”), each Lender agreed to make revolving loans to Borrower in an aggregate principal amount not to exceed One Hundred Million and 00/100ths Dollars ($100,000,000.00) (collectively the “Loan”). The Loan is evidenced by an amended and restated revolving loan note dated as of the date of the Loan Agreement, executed by Borrower in favor of Wells Fargo Bank, National Association, in the principal amount of $100,000,000.00 (“Note”).

B.	The Note and Loan Agreement have been previously amended and modified by modification agreement(s) dated: December 29, 2003 (“First Modification”) and January 23, 2004 “(Second Modification”).

C.	The Note, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents” together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents”.

D.	By this Agreement, Borrower and the Lender Parties intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower and the Lender Parties agree as follows:

1. CONDITIONS PRECEDENT. The following are conditions precedent to the Lender Parties’ obligations under this Agreement:

1.1	Receipt and approval by the Lender Parties of the executed originals of this Agreement, and any and all other documents and agreements which are required pursuant to this Agreement or which the Lender Parties have requested pursuant to the Loan Documents, in form and content acceptable to the Lende Parties;

1.2	Reimbursement to the Lender Parties by Borrower of the Lender Parties’ costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ fees, and documentation costs and charges, whether such services are furnished by the Lender Parties’ employees or agents or by independent contractors;

1.3 The representations and warranties contained herein are true and correct; and

1.4	All payments due and owing to the Lender Parties under the Loan Documents have been paid current as of the effective date of this Agreement.

1.5 The payment to Lender of an extension fee in the amount of $450,000.00.

2.	REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents, as modified by this Agreement, and all representations and warranties herein and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Agreement.

3.	MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:

3.1	Extension of Maturity Date. Effective as of August 1, 2005, the Maturity Date recited in the Loan Agreement is hereby extended to August 1, 2008.

3.2	Amended Defined Terms. Effective August 1, 2005, the following defined terms, as stated in Section 1.1 of the Loan Agreement, are hereby amended in their entirety to read as follows:

(a) “Capitalization Rate” means nine percent (9.0%).

(b)	“Applicable Margin” means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower’s Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower’s Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin (including existing Loans). Promptly after learning of a change in the Borrower’s Credit Rating, Agent shall give notice of such change to the Lenders and include in such notice the new Applicable Margin and the effective date of such change. In the event that more than one (1) different Credit Rating has been assigned, then (i) for so long as the initial Lender is the sole Lender hereunder (i.e., for so long as the Loans are not syndicated), the higher of the Credit Ratings will prevail, or (ii) otherwise, the lower of the Credit Ratings will prevail.

		Applicable Margin	Applicable Margin
	Range of Borrower’s	for Base Rate Loans	for LIBOR Moans (%
	Credit Rating	(% per annum)	per annum)
Level I	A-/A3 or better	0.0	0.50
Level II	BBB+/Baa1	0.0	0.55
Level III	BBB/Baa2	0.0	0.65
Level IV	BBB-/Baa3	0.0	0.90
Level V	<BBB-/Baa3	0.0	1.20
	(unrated or below
	Investment Grade)

3.3	Amended Facility Fee. Effective August 1, 2005, Section 2.4.1 of the Loan Agreement entitled “Facility Fee” is hereby deleted in its entirety and replaced with the following:

2.4.1	Facility Fee. On each October 1, January 1, April 1 and July 1 of each year (each a “Facility Fee Payment Date”), the Borrower shall pay in advance to the Agent, for the pro rata benefit of the Lenders, a facility fee (“Facility Fee”) for the Fiscal Quarter then commencing equal to one-fourth of the product of (i) the aggregate Commitments times (ii) the applicable facility fee percentage in accordance with the table set forth below (“Applicable Facility Fee Percentage”) based on the range into which Borrower’s Credit Rating then falls. In the event that more than one (1) different Credit Rating has been assigned, then (i) for so long as the initial Lender is the sole Lender hereunder (i.e., for so long as the Loans are not syndicated), the higher of the Credit Ratings will prevail, or (ii) otherwise, the lower of the Credit Ratings will prevail.

Range of Borrower's Credit Rating	Applicable Facility Fee Percentage
A-/A3 or better	0.15%
BBB+/Baa1	0.20%
BBB/Baa2	0.20%
BBB-/Baa3	0.25%
<BBB-/Baa3 (Unrated or Below Investment Grade)	0.30%

3.4	Amended Financial Covenants. Effective August 1, 2005, the following financial covenants stated under Section 6.4 Financial Covenants, are hereby amended in their entirety to read as follows:

(a)	6.4.2 Ratio of Unencumbered Asset Value to Outstanding Unsecured Liabilities. The ratio of Unencumbered Asset Value to Outstanding Unsecured Liabilities shall at all times be not less than 1.75:1.0.

(b)	6.4.3 Minimum Tangible Net Worth. Tangible Net Worth of Borrower and Guarantor shall not be less than, at any time: (i) $1,200,000,000 plus (ii) eighty-five percent (85%) of Equity Offering Net Proceeds.

(c)	6.4.14 Unsecured Interest Expense Coverage. At any time, the ratio of Unencumbered Net Operating Income to Unsecured Interest Expense shall not be less than 1.75:1.0.

3.5	Miscellaneous Provisions. The following is hereby added to Article 9 Miscellaneous of the Loan Agreement:

9.16 USA Patriot Act Notice. Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

4.	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to the LenderParties all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to the Lender Parties. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to the LenderParties.

5.	NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of the Lender Parties, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

6.	MISCELLANEOUS. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Borrower, and the general partners and joint venturers of Borrower, hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

7.	INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

8.	EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

“LENDER”

Wells Fargo Bank, National Association, individually, and as Administrative Agent

By:/ s / Kim Surch
Kim Surch, Senior Vice President

Lender’s Address:
Real Estate Group (AU #02955)
2030 Main Street, Suite 800
Irvine, CA 92614

Attn: Rhonda Friedly

“BORROWER”

PS BUSINESS PARKS, L.P., a California limited
Partnership

By: PS BUSINESS PARKS, INC., a California corporation,
General Partner

By:/ s / Edward A. Stokx
Edward A. Stokx, Executive Vice President and Chief
Financial Officer

Borrower’s Address:
701 Western Avenue
Glendale, CA 91201

Attn: Ed Stokx

GUARANTOR’S CONSENT

The undersigned (“Guarantor”) consents to the foregoing Third Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Amended and Restated General Continuing Repayment Guaranty (“Guaranty”) dated October 29, 2002. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations.

Agreed and Acknowledged:

Dated as of: August 2, 2005

“GUARANTOR”

PS BUSINESS PARKS, INC., a California corporation

By:/ s / Edward A. Stokx
Edward A. Stokx, Executive Vice President and Chief
Financial Officer